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                                                                   EXHIBIT 10.7


                             APACHE MEDICAL SYSTEMS

                                 LOAN AGREEMENT

     THIS AGREEMENT is made and entered into this        day of February, 1995,
by and between Benefit Capital Management Corporation, a          corporation,
as Investment Manager for Prudential Insurance Company of America, a corporation, Separate Account No. VCA-GA-5298, (together with its successors and assigns "Lender"), and Apache Medical Systems, Inc., a Delaware business corporation ("Borrower").

                                   WITNESSETH

     WHEREAS, Borrower desires to borrow from Lender, and Lender is willing to loan to Borrower, the sum of Two Hundred Fifty Thousand Dollars ($250,000), under the terms and conditions set forth herein;

     WHEREAS, Lender would not make the Loan without the issuance to it of a Warrant, exercisable for shares of the Borrower's common stock, on the terms and conditions set forth in the form of Warrant annexed to this Agreement as Exhibit D;

     WHEREAS, in order to induce Lender to make the Loan, Borrower has agreed to issue the Warrant to Lender on such terms and conditions; and

     NOW THEREFORE, in consideration of the mutual promises and understandings hereinafter set forth, the parties hereby agree as follows:

ARTICLE A.     DEFINITIONS

     As used herein, the following terms shall have the following meanings:

     1. "Business Day" - means a day other than a Saturday, Sunday or day on which commercial banks in Washington, D.C. are authorized or required by law to close.

     2. "Code" means the Uniform Commercial Code as adopted and enforced in the State of Virginia.

     3. "Event of Default" - shall have the meaning assigned to it in Article G of this Agreement.



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     4. "GAAP" means Generally Accepted Accounting Principles as adopted in the United States, consistently applied throughout the reporting period.

     5. "Issuance" shall have the meaning assigned to it in Paragraph B(2)(a) of this Agreement.

     6. "Lenders" means the Lender and the parties to Loan Agreements substantially identical to this Agreement but for the name of the Lender, the amount of the Loan and number of Warrant Shares (the "Other Loan Agreements").

     7. "Lien" - means any encumbrance, including without limitation, any mortgage, pledge, hypothecation, assignment, lien (statutory or other), security interest or other security agreement or arrangement (including, without limitation, any sales or other title retention agreement), any financing lease having the same economic effect as any of the foregoing and the filing of any financing statement or similar instrument under the Code.

     8. "Loan" shall have the meaning assigned to it in Paragraph B(1) of this Agreement.

     9. "Note" - means that certain promissory note of Borrower, as maker, to Lender, as payee, executed concurrently herewith in the amount of the Loan and in the form annexed hereto as Exhibit A.

     10. "Person" - means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     11. "Repayment" shall have the meaning assigned to it in Paragraph B(2)(a) of this Agreement.

     12. "Term" shall mean the period from the date hereof until the Note shall be fully repaid.

ARTICLE B.     AMOUNT AND TERMS OF LOAN

     1. Subject to all the terms and conditions hereof, Lender agrees to lend and, concurrently with its execution hereof, lends to Borrower the sum of Two Hundred Fifty Thousand Dollars ($250,000) (the "Loan") under the terms and conditions set forth



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herein and evidenced by the Note. Lender shall wire transfer the amount of the
Loan to Borrower's account set forth on Exhibit B hereto.

       1.  Principal:


           (a) The principal amount of the Loan shall be repaid by Borrower to Lender under the terms hereof (the "Repayment") on or before December 31, 1996 (the "Due Date").


           (b) If the Loan is not prepaid by Borrower under the terms of Paragraph 2(d) hereof, or previously converted by Lender into preferred stock in Borrower under the terms of Paragraph 2(c) hereof, Lender shall have to option (the "Repayment Option") to (i) accept repayment of the Loan in cash; or
(ii) convert the Loan into preferred stock in Borrower, of the same tenor and with the same rights as, and at a per-share price equal to the per-share price of, the preferred stock sold by Borrower at its then-most-recent sale of preferred stock (the "Most Recent Sale); provided that, in the event of a restructuring of the outstanding preferred stock of Borrower through a "stock split" or other similar adjustment to the number of outstanding shares of Borrower's preferred stock occurring between the Most Recent Sale and the Due Date, the per-share price of the preferred stock issued to Lender in payment of the Loan shall be adjusted to provide to Lender with the number of preferred shares equivalent to the number that Lender would have received given Borrower's capital structure at the time Lender exercised the Repayment Option.


           (c) If at any time after the date hereof and prior to October 31,1996, Borrower undertakes a sale of any preferred stock (a "Preferred Stock Sale"), Lender shall have the option (the "Conversion Option") to convert under the terms hereof the Loan into preferred stock of same class and tenor, and at the same per-share price, as the preferred stock sold in such Preferred Stock Sale. The Conversion Option shall be exercised by written notice to Borrower delivered not less than ten (10) Business Days after Borrower informs Lender that Borrower intends to undertake the Preferred Stock Sale, and the conversion undertaken pursuant to the Conversion Option must be consummated concurrently with, and as part of, the Preferred Stock Sale.

           (d) Borrower may prepay the Loan in cash in whole or in part at any time without penalty, provided that prepayments shall be in amounts of $10,000 or more. Any amount prepaid under this or any other provision of this Agreement may not be reborrowed from Lender under the terms hereof.


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       2.  Interest:


           (a) No interest shall accrue upon, or shall be payable by Borrower on or in connection with, the Loan.

       3. Business Day: If any payment hereunder or on the Note becomes due and payable on a day other than a Business Day, the payment date thereof shall be extended to the next succeeding Business Day.

ARTICLE C.      WARRANTS


     Concurrently herewith, the Borrower is issuing to Lender a Warrant exercisable for one hundred forty-two thousand eight hundred fifty-seven (142,857) shares of Borrower's common stock, and on the terms and conditions set forth in the form of Warrant annexed hereto as Exhibit C (collectively with the other warrants issued in connection with the Loans, the "Warrants").


ARTICLE D.     REPRESENTATIONS AND WARRANTIES


        To induce Lender to make loans to Borrower pursuant to this Agreement, Borrower hereby represents and warrants to Lender which representations and warranties shall continue in full force and effect as long as loaned amounts are outstanding hereunder, as follows:

           1. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Borrower has the power and authority and the legal right to own or lease, and to operate, its property, and to conduct the business in which it is currently engaged and in which it proposes to engage as contemplated herein. Borrower is in compliance with all requirements of law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, operations, assets (taken in the aggregate) or present or prospective financial condition of Borrower, or could not be reasonably likely to, in the aggregate, materially adversely affect the ability of Borrower to perform its obligations hereunder. Borrower has duly recorded or filed any necessary articles of incorporation or other organizational certificates or trade name affidavits in all offices and is qualified to do business in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such recordation, filing or qualification. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby



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will, with or without the giving of notice or the passage of time or both, conflict with, result in a default or loss of rights or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien, pursuant to the terms of (a) the Certificate of Incorporation or By-Laws of Borrower; (b) any note, bond, indenture, mortgage, contract, deed of trust, agreement, lease or other instrument or obligation to which Borrower is a party or by which it or any of its property is bound or affected; or (c) any law, order, judgment, ordinance, rule, regulation or decree to which Borrower is a party, or by which it or its property is bound or affected.

           2. The authorized capital stock of Borrower, as of the Closing Date, will consist of (a) 1,137,716 shares of preferred stock having a par value of $.01 per share ("Preferred Stock"), of which (i) 200,000 shares have been designated as Series A Preferred, all of which shares are issued and outstanding, (ii) 140,754 shares have been designated as Series B Preferred, all of which shares are issued and outstanding, (iii) 140,754 shares have been designated as Series B-1 Preferred Stock, none of which are issued or outstanding, (iv) 118,110 shares have been designated as Series C Preferred, all of which are issued and outstanding, (v) 118,110 shares have been designated as Series C-1 Preferred Stock, none of which are issued or outstanding, (vi) 209,994 shares have been designated as Series D Preferred, all of which are issued and outstanding, and (vii) 209,994 shares have been designated as Series D-1 Preferred Stock, none of which are issued or outstanding; and (b) 14,150,000 shares of common stock of Borrower, $.01 par value ("Common Stock"), of which (i) 3,068,300 shares are issued and outstanding, (ii) 7,392,350 are reserved for issuance on conversion of the Preferred Stock, (iii) 50,000 are reserved for issuance upon exercise of outstanding warrants, (iv) 2,433,000 are reserved for issuance pursuant to employee stock purchase or stock option ownership plans which have been adopted by Borrower for key employees, Directors and key consultants and advisors, and
(v) 1,142,857 shares of which are reserved for issuance upon exercise of the Warrants (items "(b)(iii), (iv) and (v) collectively shall be referred to herein as the "Reserved Shares"). The outstanding shares of Borrower's capital stock have been duly authorized and validly issued and are fully paid and non-assessable. Holders of shares of Borrower's capital stock have no preemptive rights, and except for the University Hospitals' Participation Rights (as defined in Section 5.11) and except as set forth in the agreements entered into by Borrower to issue preferred stock, no holder of shares of Borrower's capital stock has any right of first refusal to purchase securities sold by Borrower. Except for transactions entered into in connection with the issuance by Borrower of preferred stock, there are (i) no outstanding warrants, options, convertible securities or rights to subscribe for or purchase any capital stock or other securities from Borrower, or obligation of Borrower to issue any capital stock or other securities, (ii) so far as known to Borrower, no voting trusts or voting agreements among, or irrevocable proxies executed by, stockholders of



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Borrower, (iii) no existing rights of stockholders to require Borrower to register any securities of Borrower or to participate with Borrower in any registration by Borrower of its securities, (iv) so far as known to Borrower, no agreements among stockholders providing for the purchase or sale of Borrower's capital stock and (v) no obligations (contingent or otherwise) of Borrower to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

          3. (a) Borrower has all necessary legal and other power, authority and right to make, deliver and perform this Agreement and to borrow hereunder and has taken all necessary action to authorize the performance of its undertakings hereunder on the terms and conditions of this Agreement and the Note, to enter into the transactions contemplated hereby and to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered on behalf of Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited (a) by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally; and (b) to the extent that the remedies of specific performance and injunctive or other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                (b) Schedule D(3)(b) hereto contains a true and complete list of all patents, patent applications, trademarks, service marks, trade names, copyrights and licenses and rights to the foregoing presently owned or held by the Company, none of which to the Company's knowledge is the subject of any dispute or conflict with the right of any other person or entity except as indicated on Schedule D(3)(b). To the best of Borrower's knowledge, except as set forth in Schedule D(3)(b), Borrower (i) owns or has the right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, service marks, trade names and copyrights, and licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing, and (ii) is not obligated or under any liability whatsoever, except as set forth in Schedule D(3)(b) to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible assets, with respect to the use thereof in connection with the conduct of its business or otherwise.




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                (c) Borrower owns or has the right to use all trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs (with the exception of normal software purchased and sold as such) and technical data and information (collectively herein "Intellectual Property") required for or incidental to the development, manufacture, operation and sale of the products and services sold or currently being developed for sale or licensure by Borrower and, to the best of Borrower's knowledge, such use does not violate any right, lien, or claim of others, including without limitation, former employers of Company employees; provided, however, that the foregoing is qualified by the possibility that other persons or entities, completely independently of Borrower or its employees or agents, could have developed trade secrets or items of technical information or intellectual property similar or identical to those of Borrower. Borrower is not aware of any such development of similar or identical trade secrets or technical information by others.

                (d) Borrower has taken reasonable security measures to protect the secrecy and confidentiality and value of all its Intellectual Property. Each of Borrower's employees and independent contractors who developed, invented, discovered, derived, programmed or designed the Intellectual Property, or who has knowledge of or access to proprietary information about the Intellectual Property, has entered into a written agreement with Borrower in the form of Exhibit D hereto. Borrower is not aware that any of its employees or any persons who it intends to employ who has signed such an agreement is in material violation thereof.



       4. All taxes, licenses and fees incurred in the organization and operation of Borrower's business have been paid or provided for, and all tax returns required to be filed have been timely filed by Borrower. There are no tax investigations pending or to the best of Borrower's knowledge threatened against Borrower, and no extensions of the statute of limitations on the assessment of any tax against Borrower have been granted by Borrower.

       5. No litigation, investigation or claim of any kind or nature, is pending or, to the best of Borrower's knowledge, threatened against Borrower, nor are there any proceedings by any public body, agency or authority presently pending or, to the best of Borrower's knowledge, threatened against Borrower.

       6. Borrower has furnished the Lender with (i) audited financial statements as of and for the year ended December 31, 1993 and (ii) unaudited financial statements as of and for the 11-month period ended November 30, 1994 (collectively referred to herein as the "Financial Statements"). The Financial Statements have been prepared in



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accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the period involved, are correct and complete in all material respects, and fairly present the financial position of the Borrower as of said date and the results of operations of the Borrower for the period indicated, except that the November 30, 1994 Financial Statements are subject to normal year-end audit adjustments and may not contain all footnotes required by GAAP. The Borrower has not liabilities, debts or obligations, whether accrued, absolute or contingent, other than (a) liabilities reflected or reserved against in the balance sheet of the Financial Statements, and (b) liabilities incurred since December 31, 1994 in the ordinary and usual course of business.

       7. Borrower is not in violation of any provision of its Certificate of Incorporation or, to its knowledge, of any law, ordinance, requirement, regulation, judgment, injunction, award, decree or order applicable to its business. There is not under any agreement or instrument to which the Borrower is a party any existing material default or event which with notice or lapse of time or both would constitute a material default or create a material lien, charge or encumbrance on any assets of the Borrower.

       8. Neither this Agreement nor any document, certificate or statement furnished to the Lender in connection herewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

ARTICLE E.      AFFIRMATIVE COVENANTS.

       While this Agreement is in effect, Borrower shall:

       1. furnish Lender at Borrower's expense with monthly, quarterly and annual financial information in the same form and format, and providing at least the same information, as provided to Lender to date in its role as a shareholder of Borrower;

       2. furnish Lender, from time to time, with reasonable promptness and at Borrower's expense, more frequent or more detailed financial statements and such other financial statements and other information with respect to its financial condition, operations or otherwise as Lender may reasonably request;

       3. keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made and which comply with all requirements of law with respect to all dealings and transactions in relation to



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Borrower's business and activities, and upon reasonable notice, permit representatives of Lender to visit and inspect any of Borrower's properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other independent certified public accountants;

        4. comply with all contractual obligations, and requirements of federal, state and local law, binding upon Borrower, except where the failure to so comply would not materially and adversely affect (a) the business, operations, assets (taken as a whole) or financial condition of Borrower; or (b) the ability of Borrower to perform its obligations hereunder;

        5. keep all property useful and necessary in Borrower's business in good working order and condition, reasonable wear and tear excepted;

        6. maintain property insurance in amounts and with coverage satisfactory to Lender on the full replacement cost of insurable properties owned or leased by Borrower; and keep Borrower insured in amounts not less than three million dollars ($3,000,000) against liability on account of injury or death to persons and damage to property and under all applicable workers' compensation laws;

        7.  promptly give notice to Lender:

            (a) of any occurrence or existence of any fact which, (i) makes untrue or, with the passage of time is reasonably likely to make untrue, in any material respect, any representation or warranty given by Borrower under Article E of this Agreement, or (ii) is or, with the passage of time is reasonably likely to become, an Event of Default, as of the date of any such occurrence or the coming into existence of any such fact;

            (b)  of the occurrence of any Event of Default hereunder; and

            (c) of a material adverse change in the business, operation, assets (taken in the aggregate) or financial condition of Borrower.


        8. pay and discharge when due in the normal course any and all of Borrower's Indebtedness;

        9. pay before the same become delinquent all taxes, impositions and other governmental charges assessed against Borrower or Borrower's properties or otherwise

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due and payable, except to the extent and so long as contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP and if such nonpayment does not impose the risk of any substantial penalties being imposed or any substantial forfeiture.

ARTICLE F.      NEGATIVE COVENANTS

        (a) While this Agreement is in effect and until all Liabilities have been paid, Borrower shall not, without prior written consent of Lender:

     1. incur, create, assume or suffer to exist, any Lien upon any of its rights, properties, income, profits or other assets except

           (i) Liens incurred with the consent of Lenders holding a majority of the then outstanding Loans made under this Agreement and the Other Loan Agreements;

           (ii) Liens granted solely in, and in connection with the purchase of, property in which the liens are granted;


           (iii) Liens granted in Borrower's accounts receivable in connection with financing disclosed to the Lender prior to the consummation of such financing and approved by Borrower's Board of Directors prior to the date hereof;

           (iv) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP and if such nonpayment does not impose the risk of any substantial penalties being imposed or any substantial forfeiture,

           (v) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in connection with debt incurred in the ordinary course of business which have not been due for a period of more than thirty (30) days or which have been fully bonded against and are being contested in good faith and by appropriate proceedings and without the risk of any substantial penalties being imposed or any substantial forfeiture,

           (vi) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation,



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           (vii) deposits to secure the performance of bids, trade contracts
(other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business,

           (viii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Borrower; and

           (ix) Liens granted in the ordinary course of business provided that the aggregate value of the debt secured by such liens does not exceed $100,000.


     (b) The Borrower will not enter into agreements with other Lenders or prospective other Lenders in connection with loans contemplated to be made to the Borrower on the terms contained in this Agreement unless such agreements are identical with this Agreement, but for the name of the lender, the amount of the note to be issued to such lender, the number of shares of common stock for which the Warrant is exercisable, the date of such other agreement, or the correction of minor typographical errors, nor will Borrower amend in any respect the terms of any agreement with other Lenders without the consent of all Lenders except for the correction of minor typographical errors.

     2. permit a warrant of attachment in an amount of $25,000 or more, issued against any of its rights, properties or other assets, to continue undismissed or unbonded for a period of fifteen (15) days after levy.

ARTICLE G.     EVENTS OF DEFAULT

     1. An Event of Default shall occur under this Agreement upon each occurrence of any of the following events

           (a) Borrower shall fail to repay the Loan within fifteen (15) days of the date when due under the terms hereof;


           (b) Borrower shall breach or fail to observe or perform any term, covenant or condition provided for in this Agreement or the Note, and Borrower
(i) shall not have cured such breach or failure within twenty (20) days of such breach or



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failure; or (ii) if not possible to cure such breach or failure within twenty
(20) days of such breach or failure, shall not have undertaken corrective measures reasonably satisfactory to Lender within twenty (20) days of such breach or failure, and shall not have cured such breach or failure within thirty (30) days of undertaking such corrective measures, or before the business, operations, assets (taken in the aggregate) or financial condition of Borrower, or Borrower's ability to perform any of its obligations hereunder is materially and adversely affected, whichever occurs first; provided that Borrower shall have the opportunity to cure such breaches or failures to observe or perform its obligations hereunder not more than three (3) times in any twelve (12) month period.


           (c) any representation or warranty which Borrower has made or makes in or in correction with this Agreement shall prove to be false or erroneous in any material respect;


           (d) Borrower shall default in its obligations with respect to any evidence or evidences of indebtedness or liability for borrowed money, other than to Lender, if the effect of such default is to accelerate the maturity of such evidence of such indebtedness or liability;


           (e) one or more final judgments shall be rendered against Borrower by a court of competent jurisdiction for money damages in any aggregate amount in excess of $100,000 and (i) enforcement proceedings shall have been commenced by any creditor upon such judgment; and (ii) a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect;


           (f) any person or entity (an "ACQUIRER") becomes the owner of fifty percent (50%) or more of Borrower's outstanding voting common stock (assuming the conversion of all interests convertible into common stock) without there having been, at the option of Lender, payment in full of the Note or assumption of the Note by an obligor which is reasonably satisfactory to Lender pursuant to documentation which is reasonably satisfactory in form and substance to Lender, or execution and delivery by the Acquirer of a new Loan Agreement or a guaranty of the Loan in form reasonably acceptable to Lender;


           (g) Borrower shall have received notice of any tax Lien, any Lien not permitted under Subparagraph F(1) or a Lien in favor of the Pension Benefit Guaranty Corporation, which Lien shall not be discharged or stayed within thirty (30) days;



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           (h) Borrower shall make a general assignment for the benefit of creditors, consent to the appointment of a trustee or receiver or become insolvent, bankrupt or unable to pay its debts as they become due;


           (i) a trustee or receiver shall be appointed for any properties of Borrower and not be discharged within sixty (60) days; or


           (j) bankruptcy, reorganization, arrangement or liquidation proceedings shall be instituted by or against Borrower and, if instituted against Borrower, are consented to by Borrower or permitted to remain undismissed for sixty (60) days.

           2. Upon the occurrence of an Event of Default pursuant to Subparagraphs G(1)(h)-(i) hereof, all outstanding Principal of the Loan shall automatically become immediately due and payable without any notice, presentation, protest or demand of any kind by Lender whatsoever, all of which are hereby expressly waived; upon the occurrence of any other Event of Default under this Agreement, all outstanding Principal amount of the Loan shall, upon delivery of written notice by Lender to Borrower, become immediately due and payable without any presentation, protest, demand or further notice of any kind by Lender whatsoever, all of which are hereby expressly waived, and Lender's commitment to lend shall terminate.

     3. Upon the occurrence of an Event of Default under this Agreement, Lender may terminate this Agreement.

     4. The rights and remedies of Lender under this Agreement are cumulative and the exercise of any one or more of the rights and remedies provided for in this Agreement shall not be construed as a waiver of any of the other rights and remedies of Lender under this Agreement or otherwise available. No delay or omission on the part of Lender in exercising any right or remedy under this Agreement shall operate as a waiver of such right or remedy or of any other right or remedy under this Agreement.

     5. Lender, its successor or assigns or trustees appointed on behalf of Lender, is hereby appointed the attorney-in-fact, with full power of substitution, of Borrower for the purposes of taking action under this Article or executing instruments that are necessary and appropriate to accomplish the purpose of this Agreement, such appointment to be effective, if ever, only upon an Event of Default and, then, only if Borrower refuses to take action, or to execute instruments, reasonably requested by Lender pursuant to the terms hereof.



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           6. Borrower shall pay all costs and expenses incurred by Lender in connection with Lender's enforcing its rights hereunder as a result of, and in connection with, an Event of Default.

ARTICLE H.     NOTICES


        All notices, requests, demands and other communications relating to this Agreement shall be in writing and shall be delivered by hand, by registered mail postage prepaid return receipt requested, by confirmed facsimile transmission or by overnight delivery service, in the case of Lender to:

              Benefit Capital Management Corporation,
              as Investment Manager for Prudential Insurance
              Company of America,
              Separate Account No. VCA-GA-5298
              Attention: Sandra Roth
              39 Old Ridgebury Road
              Danbury, CT 0681-0001
              Tel: 203-794-7703
              Fax: 203-794-2693

in the case of Borrower to:

              Apache Medical Systems, Inc.
              Attention Brion Umidi
              1650 Tysons Blvd.
              Suite 300
              McLean, VA 22102-3915
              Tel: 703-847-1400
              Fax. 703-847-1401


Benefit Capital/Apache LA
2/23/95
Page 14
with a copy to:

             Gardner, Carton & Douglas
             Attention: David Main or Grier Raclin
             1301 K Street, N.W.
             Suite 900, East Tower
             Washington, D.C. 20005
             Tel: 202-408-7100
             Fax: 202-289-1504

or to such other address for any party as is supplied by notice given in accordance herewith. All such notices shall be deemed to have been duly delivered and received (a) on the date of delivery by hand, (b) two days following prepaid deposit with an overnight delivery service, (c) on the date of receipt (as shown on the return receipt) if mailed by registered mail postage prepaid return receipt requested, or (d) one day after confirmed facsimile transmission, as the case may be.

ARTICLE I.      CONFIDENTIALITY


        Borrower and Lender shall take all reasonable precautions to maintain the confidentiality of the business terms of this Agreement, and all other information designated in writing by Lender as proprietary or confidential.

ARTICLE J.      MISCELLANEOUS

     1. All agreements, covenants, undertakings, representations and warranties made by Borrower in this Agreement shall survive until the Loan is paid in full.

     2. Borrower shall at any time and from time to time upon written request of Lender, execute and deliver such further documents and do such further acts and things as Lender may reasonably request in order to effect the purposes of this Agreement.

     3. When the loans made hereunder shall have been paid in full, this Agreement shall terminate, and Lender shall at the request and expense of Borrower execute such documents and instruments as may be reasonably necessary to evidence the termination of this Agreement.

     4. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of



Benefit Capital/Apache LA
2/23/95
Page 15
such invalidity only, without in any way affecting the remaining parts of such provisions or the remaining provisions of this Agreement, provided that the remaining parts do not materially alter the benefits of the Agreement for either party.

     5. This Agreement shall continue to be effective or reinstated, as the case may be, if at any time payment, or any part thereof, of principal hereunder is rescinded or must otherwise be restored by Lender upon the bankruptcy or reorganization of Borrower or any other Person or otherwise.

     6. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the Commonwealth of Virginia, without reference to principles of conflicts of laws.

     7. This Agreement may not be amended or modified except with the written consent of the parties hereto. Any such amendment shall be binding upon each future holder of the Note, unless thereafter amended as above provided.

     8. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties. Neither Borrower nor Lender may assign nor transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto.

     9. All headings are included for convenience only and shall not affect the interpretation or construction of this Agreement. All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender or plural or singular terms, as the context may require.

     10. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     11. The transactions contemplated by this Agreement shall not be construed to create an agency relationship between Lender and Borrower. Lender shall be treated in all respects and for all purposes as a creditor of Borrower.

     12. The terms and conditions contained in this Agreement and its exhibits supersede all prior oral or written agreements and understandings, including without limitation the Term Sheet entered into between the parties on February ________, 1995, with respect to the subject matters hereof and thereof and shall constitute the entire agreement between the parties with respect to such subject matters.



Benefit Capital/Apache LA
2/23/95

     13. Any failure on the part of Lender at any time to require the performance by Borrower of any of the terms or provisions of this Agreement, even if known, shall in no way affect Lender's right thereafter to enforce the same, nor shall the waiver by Lender of any term or provision hereof be taken or held to be a waiver of any succeeding breach of any such term or provision. No waiver by Lender shall be effective unless in writing and signed by Lender.

     14. Borrower shall pay the expenses of Lender incurred in connection with the negotiation and execution of this Agreement, including attorneys' fees and expenses.

        IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

BENEFIT CAPITAL MANAGEMENT                     APACHE MEDICAL SYSTEMS, INC.
CORPORATION, as Investment Manager for
Prudential Insurance Company of America,
Separate Account No. VCA-GA-5298





By:                                             By /s/ Brion D. Umidi
   --------------------------                      --------------------------
Name:                                          Name:   Brion D. Umidi
     ------------------------                        ------------------------
Title:                                         Title: Vice President
      -----------------------                        ------------------------



Benefit Capital/Apache LA
2/23/95
Page 17

STATE OF__________________________)
                                                    )ss
COUNTY OF_________________________)




On this _____ day of _________, 19__, before me ____________________ personally appeared __________________________, personally known to me (or proved on the basis of satisfactory evidence) who executed the foregoing instrument as an officer of the corporation therein named and acknowledged that [s]he did sign the foregoing instrument for and on behalf of said corporation, being duly authorized to so sign.

IN WITNESS WHEREOF, I set my hand and seal.




_______________________________________________
NOTARY PUBLIC


State of_______________________________________

My Commission Expires:_________________________




Benefit Capital/Apache LA
2/23/95
Page 18

                          APACHE Medical Systems, Inc.



                    Schedule D(3)(b) - Intellectual Property

Patents and Patents Applications - None

Trademarks, Service Marks, Trade Names

    APACHE(R)

Copyrights


    APACHE Acute Care System

    APACHE Critical Care System                      -   Software

    APACHE III Database                              -   Core APACHE III date -
                                                         National database of
                                                         approximately 18,000
                                                         patients collected @ 40
                                                         U.S. hospitals

    APACHE III Manuals                               -   User manuals for
                                                         software

    APACHE III Data Collection Manuals               -   Data collection
                                                         procedures and forms

    Cardiovascular Surgery Database purchased        -   Database
    from the Cleveland Clinic Foundation

Licenses

    APACHE Critical Care and Acute Care Systems and related manuals

    APACHE II Software                               -   Software

    APACHE II Database                               -   Core APACHE II data

    APACHE II & III Prognostic Scoring System        -   Severity of illness
                                                         scoring systems

    CHOICE Data and Proprietary Equations            -   Database
    from Quality Information Management Corporation



    Cardiovascular Surgery Database license back to Cleveland Clinic Foundation



    Various commercially available computer software programs



Payment Obligations

      The APACHE II and III licenses require payment of a royalty to George Washington University under an Amended and Restated Agreement dated November 1,1988.

                                   EXHIBIT A

APACHE MEDICAL SYSTEMS, INC.
1901 Pennsylvania Ave., N.W., Suite 900
Washington, D.C. 20006

Gentlemen:

        1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by you (the "Company") which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company which shall not be deemed "Inventions" for purposes of the foregoing Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement:

                _______  No inventions or improvements

                _______  See below

                ___________________________________________________

                ___________________________________________________

                ___________________________________________________

                ___________________________________________________

                ___________________________________________________


                _______  Additional sheets attached


        2. I propose to bring to my employment the following materials and documents of a former employer which are not generally available to the public, which materials and documents may be used in my employment:

                _______  No materials

                _______  See below

                ___________________________________________________

                ___________________________________________________

                ___________________________________________________

                ___________________________________________________

                ___________________________________________________


                _______  Additional sheets attached


        The signature below confirms that my continued possession and use of these materials is authorized by my former employer.



Date: ________________________________    By: _____________________________
                                                (Signature)

                                          Name: ___________________________
                                                (Print Name)

                                                                      EXHIBIT B


Routing Number:          054001204 (NationsBank/DC)
(ABA #)

Account Number:          2086704616

Account Officer:         Anita Lustig

Bank Information:        NationsBank
                         DC9-909-02-06
                         1801 K St., N.W.
                         2nd Floor
                         Washington, D.C. 20006
                         Phone: (202) 955-8773
                         Fax: (202) 955-8742

                                                                       EXHIBIT C

                          APACHE MEDICAL SYSTEMS, INC.

                      PROPRIETARY INFORMATION, INVENTIONS,
                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

        I recognize that APACHE MEDICAL SYSTEMS, INC., a Delaware corporation, together with its subsidiaries and affiliates (collectively, the "Company"), is engaged in a continuous program of research, development and production respecting its business, present and future.

        I understand that:

        A. As part of my employment by the Company, I am expected to make new contributions and inventions of value to the Company;

        B. My employment creates a relationship of confidence and trust between me and the Company with respect to any information:

                (1)     Applicable to the business of the Company; or

                (2) Applicable to the business of any client or customer of the Company, which may be made known to me by the Company or by any client or customer of the Company, or learned by me in such context during the period of my employment.


        C. The Company possesses and will continue to possess information that has been created, discovered, developed, or otherwise become known to the Company (including, without limitation, information created, discovered, developed, or made known by me during the period of or arising out of my employment by the Company) and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is or may become engaged. All of the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, structures, formulas, data and know-how, improvements, inventions, product concepts, techniques, marketing plans, strategies, forecasts, customer lists and information about the Company's employees and/or consultants (including without limitation, the compensation, job responsibility and job performance of such employees and/or consultants).

        D. As used herein, the period of my employment includes any time in which I may be retained by the Company as a director or consultant.

        In consideration of my employment or if I am already an employee of the Company, any continued employment and the sum of ten dollars ($10) and other good and valuable consideration, receipt of which is hereby acknowledged, as the case may be, and the compensation received by me from the Company from time to time, I hereby agree as follows:

        1. OWNERSHIP OF PROPRIETARY INFORMATION. All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith, including but not limited to the right to make application for statutory protection. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything directly relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company and only for the benefit of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use (a) information in the public domain not as a result of a breach of this Agreement and (b) my own skill, knowledge, know-how and experience to whatever extent and in whatever way I wish, in each case consistent with any obligations as an employee of the Company.

        2. SOLE EMPLOYMENT. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business other than for the Company.

        3. DELIVERY OF DOCUMENTS AND DATA. In the event of the termination of my employment by me or by the Company for any reason, I will deliver to the Company all documents and data of any nature pertaining to my work with the Company, I will not take with me or deliver to anyone else any documents or data of any description or any reproduction of any description containing or pertaining to any Proprietary Information and I will sign and deliver the "Termination Certification" attached hereto as Exhibit B.

        4. DISCLOSURE OF INVENTIONS. I will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, designs, ideas, works of authorship, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulas, processes, techniques, know-how, and data, whether or not patentable, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment
(whether or not during working hours) which are related to or useful in the actual or anticipated business of the Company, or result from tasks assigned me by the Company or result use of premises or equipment owned, leased or contracted for by the Company (all said improvements, inventions, designs, ideas, works of authorship, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulas, processes, techniques, know-how, data, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications shall be collectively hereinafter called "Inventions.").

        5. ASSIGNMENT OF AND ASSISTANCE ON INVENTIONS. I hereby assign to the Company any rights I may have or acquire in all Inventions and agree that all Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. I further agree to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries, and to that end I will execute all documents necessary:

            (a) to apply for, obtain and vest in the name of the Company alone
                (unless the Company otherwise directs) letters, patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

            (b) to defend any opposition proceedings or petitions or
                applications for revocation of such letters patent, copyright or other analogous protection.

        In the event the Company is unable, after reasonable effort, to secure my signature on any patent, copyright or other analogous protection relating to any Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyrights or other analogous protection thereon with the same legal force and effect as if executed by me (and this appointment shall be deemed to be coupled with an interest and irrevocable).
My obligation to assist the Company in obtaining and enforcing patents and copyrights for such Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance.

        I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are being created at the instance of the Company and are "works made for hire," as that term is defined in the United States Copyright Act (17 USCA, Section 101). If such laws are inapplicable or in the event that such works, or any part thereof, are determined by a court of competent jurisdiction not to be a work made for hire under the United States copyright laws, this agreement shall operate as an irrevocable and unconditional assignment by me to the company of all copyrights throughout the world, including the right to prepare derivative works and the right to all renewals and extensions) in such works in perpetuity.

        6. PRIOR INVENTIONS. All improvements, inventions, designs, ideas, works of authorship, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulas, processes, techniques, know-how and data relevant to the subject matter of my employment by the Company which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company shall be deemed "Inventions" for the purposes of this Agreement except as set forth on Exhibit A hereto.

        7. NO BREACH OF DUTY. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not, and to the best of my present knowledge and belief, will not breach any agreement or duty to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith. I am not at the present time restricted from being employed by the Company or entering into this Agreement.

        8. NO PRIOR EMPLOYER PROPERTY. I understand as part of the consideration for the offer of employment extended to me by the Company and of my employment or continued employment by the Company, that I have not brought and will not bring with me to the Company or use in the performance of my responsibilities at the Company any materials or documents of a former employer which are not generally available to the public, unless I or the Company have obtained written authorization from the former employer for their possession and use.

        Accordingly, this is to advise the Company that the only materials or documents of a former employer which are not generally available to the public that I will bring to the Company or use in my employment are identified on Exhibit A attached hereto, and as to each such item, I represent that I have obtained prior to the effective date of my employment with the Company written authorization for their possession and use in my employment with the Company.

        I also understand that, in my employment with the Company, I am not to breach any obligation of confidentiality or duty that I have to former employers, and I agree that I shall fulfill at such obligations during my employment with the Company.

        9. NON-SOLICITATION. During the term of my employment by the company, and for twelve months thereafter, I shall not, directly or indirectly, without the prior written consent of the Company solicit or induce any employee of the Company to leave the employ of the Company or hire for any purpose any employee of the Company or any employee who has left the employment of the Company within six months of the termination of said employee's involvement with the Company.

        10. AGREEMENT NOT TO COMPETE. I agree that during the period of my employment with the Company and for a period of three (3) years thereafter (the "Non-Compete Period"), I will not, directly or indirectly (whether as an owner, stockholder, partner, lender, investor, director, officer, employee, consultant or otherwise) own, manage, control, participate in, consult with, render services for, or otherwise engage in, any competitive business, or solicit or assist any other person (corporate, natural or other) to engage in any such activity (the "Non-Compete"). "Competitive business" means developing, selling, licensing or otherwise merchandising computer programs, databases and related manuals, service and knowhow, for the purpose(s) of: (i) managing the quality and utilization of patient care or related services using risk-adjusted outcomes measures; and (ii) assessing and/or predicting the mortality and other treatment outcomes of hospital patients or outpatients; or (iii) otherwise recording patient health factors in connection with predicting their treatment or managing clinical productivity using risk-adjusted outcomes measures. If the Company expands the scope of its business during my employment period, the definition of competitive business shall be revised. Such revision shall be mutually agreeable amongst the Company and myself. This Non-compete is intended to apply to the territories where the Company now operates, as well as those the Company may enter during the Non-compete Period. If I have any proposed activity which may fall within the scope of this Non-compete, I shall provide the Company with a reasonable specific description of the proposed activity, and shall negotiate in good faith to determine if we can arrive at a mutually agreeable definition of activities which do not conflict with this Non-compete. Ownership of not more than 1% or the outstanding securities of any class of any corporation that are listed on a natural securities exchange or traded in the over-the-counter market shall not be considered a breach of this Paragraph 10.

        I recognize, understand, agree and acknowledge that the Company has a legitimate and necessary interest in protecting its goodwill and Proprietary Information. I further affirm, represent, and acknowledge that in the event of my termination of employment with the Company, my experience and capabilities are such that the enforcement of this Agreement will not prevent me from obtaining employment in another line of business different from that carried on by the Company and permitted under this Agreement. I further affirm, represent and acknowledge that I have received valuable consideration for entering into this Agreement.

        11. NO EMPLOYMENT AGREEMENT. I agree that the Company is not by reason of this Agreement obligated to continue me in its employment.

        12. REMEDIES FOR BREACH. I agree that any breach of this Agreement by me would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent or redress the violation of my obligations hereunder.

        13. SEPARABILITY. If any provision hereof shall be declared unenforceable for any reason, such unenforceability shall not affect the enforceability of the remaining provisions of this Agreement. Further, such provision shall be reformed and construed to the extent permitted by law to that it would be valid, legal and enforceable to the maximum extent possible.

        14. EFFECTIVE DATE. This Agreement shall be effective as of the first day of my employment with the Company, namely _________________________________.

        15. ASSIGNABILITY. This Agreement shall be binding upon me, my heirs, executors, assigns, and administrators, shall inure to the benefit of the Company, its successors, and assigns, and shall survive the termination of my employment by the Company, regardless of the manner of such termination.

        16. APPLICABLE LAW. This Agreement shall in all respects be governed by, and contained and enforced in accordance with the laws of the State of Delaware.





Date:_____________________________     By: ____________________________________
                                                (Signature)

                                       Name: __________________________________
                                                (Print Name)



ACCEPTED AND AGREED TO:


APACHE MEDICAL SYSTEMS, INC.


By: __________________________
Name: ________________________
Title: _______________________

        THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") AND MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.


                          APACHE MEDICAL SYSTEMS, INC.
                        1650 TYSONS BOULEVARD, SUITE 300
                          MCLEAN, VIRGINIA 22102-3915



                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

           THIS CERTIFIES THAT, for value received, Benefit Capital Management Corporation, as Investment Manager for The Prudential Insurance Co. of America, Separate Account Number VCA-GA-5298 or assigns (the "Holder") is entitled to subscribe for and purchase from APACHE MEDICAL SYSTEMS, INC., a Delaware corporation (the "Company"), at any time or from time to time on and after the date hereof (the "Warrant Exercisable Date") and ending at 5:00 p.m. New York time on the tenth (10th) calendar anniversary hereof, up to One Hundred Forty-Two Thousand Eight Hundred Fifty-Seven (142,857) shares of the fully paid and nonassessable Common Stock of the Company (the "Shares), at a price per share of $0.50 (the "Warrant Price"), subject to adjustment and upon the terms and conditions hereinafter set forth. As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, $.01 par value per share.

           This Warrant is one of one or more warrants (the "Warrants") of the same form and having the same terms as this Warrant. The Warrants have been issued pursuant to several Loan Agreements, dated as of February 23, 1995, or within 60 days thereafter, each having identical terms and conditions, other than the name of the lender, the principal amount of the loan made to the Company thereunder, and the number of Shares to be issued to such lender (collectively, the "Loan Agreements"), among the Company, the Holder and the other lenders named therein (collectively, the "Lenders"), and the Holder is entitled to certain benefits as set forth therein. The Company shall keep copies of the Loan Agreements, and any amendments thereto, at its principal place of business and shall furnish copies thereof to the Holder upon request.

            1. Method of Exercise; Payment; Issuance of New Warrant.

                 (a) The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time on or after the Warrant Exercisable Date, by (i) the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and (ii) the payment to the Company, by check or wire transfer of funds to an account specified in writing by the Company, of an amount equal to the Warrant Price per share. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder as soon as possible and in any event within 30 days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such 30-day period.

                 (b) In lieu of exercising this Warrant as provided in Section 1(a) above, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of shares of Common Stock computed using the following formula:

                                   Y (A - B)
                                   ---------
                             X   =     A

Where

     X - The number of shares of Common Stock to be issued to Holder;

     Y - The number of shares of Common Stock purchasable under this Warrant;

     A - The fair market value of one share of the Company's Common Stock; and

     B - Warrant Price (as adjusted to the date of such calculations;

provided that in no event shall "X" be less than zero (0).

            (c) For purposes of Section 1(b) above, fair market value of Common Stock shall mean the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market in which the Common Stock is traded or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for ten trading days prior to the date of determination of fair market value. If the Common Stock is not traded in the over-the-counter market or on an exchange, the fair market value shall be the price per share of Common Stock that the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as such price shall be determined in good faith by the Company's Board of Directors.

            2. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof; provided that the Company shall not be required to pay any transfer taxes with respect to the issue of shares in any name other than that of the registered holder hereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Company shall at all times take all such action and obtain all such permits or orders as may be necessary to enable the Company lawfully to issue such shares of Common Stock as duly and validly issued, fully paid and nonassessable shares upon exercise in full of this Warrant.

            3. [INTENTIONALLY OMITTED]

            4. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the current market price of such Shares then in effect as determined in good faith by the Company's Board of Directors.

            5. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            (a) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time effects a subdivision of the outstanding Common Stock, the Warrant Price for the Common Stock issuable upon exercise of this Warrant immediately before the subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time combines the outstanding shares of Common Stock, the Warrant Price for the Common Stock issuable upon exercise of this Warrant immediately before the combination shall be proportionately increased. Any adjustment under this paragraph (a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant by a fraction, (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the number of shares of Common Stock issuable upon exercise of this Warrant shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted pursuant to this paragraph (b) as of the time of actual payment of such dividends or distributions.

               (c) Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon the exercise of this Warrant is changed into the same or different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Subsection), then and in any such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of stock and other securities receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such recapitalization, reclassification or change, and the Warrant Price therefor shall be appropriately adjusted, all subject to further adjustment as provided herein and under the Company's Restated Certificate of Incorporation, as it may be amended from time to time.

               (d) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Subsection) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, upon payment of the Warrant Price then in effect, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case (except to the extent any cash or property is received in such transaction), appropriate adjustment shall be made in the application of the provisions of this Subsection and the Company's Restated Certificate of Incorporation, as amended from time to time, with respect to the rights of the Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Subsection and the Company's Restated Certificate of Incorporation (including adjustment of the number of shares of Common Stock issuable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

          (e) No Impairment. The Company will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against dilution or other impairment.

          (f) Notice of Capital Changes. If at any time the Company shall offer for subscription pro rata to the holders of shares of Common Stock any additional shares of stock of any class, other rights or any equity security of any kind, or there shall be any reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to another company or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases, the Company shall give the Holder written notice, by registered or certified mail, postage prepaid, of the date on which (i) a record shall be taken for such subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of record of shares of Common Stock shall participate in such subscription rights, or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 business days prior to the action in question and not less than 20 business days prior to the record date in respect thereto.

          (g) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

       6. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Paragraph 5 hereof, the Company shall make a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

          7. Compliance with Securities Act; Disposition of Warrant or Shares of Common Stock.


                  (a) Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). All shares of Common Stock issued upon exercise of this Warrant
(unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED UNLESS (i) THE SECURITY IS REGISTERED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO,
               (ii) AN OPINION OF COUNSEL FOR THE HOLDER,
               REASONABLY SATISFACTORY TO THE COMPANY, IS
               OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED, OR (iii) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION IS OBTAINED TO THE EFFECT THAT NO ENFORCEMENT ACTION WILL BE PURSUED IF THE SECURITY IS SOLD OR DISPOSED OF WITHOUT REGISTRATION UNDER SUCH ACT."

                 (b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any shares of Common Stock acquired pursuant to the exercise of this Warrant prior to registration of such shares, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Holder's counsel, reasonably acceptable to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such shares of Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify the Holder that the Holder may sell or otherwise dispose of this Warrant or such shares of Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subparagraph (b) that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Notwithstanding the foregoing, this Warrant or such shares of Common Stock may be offered, sold or otherwise disposed of in accordance with Rule l44 under the Act, provided that the Company may request a reasonable assurance that the provisions of Rule l44 have been satisfied. Each certificate representing this Warrant or the shares of Common Stock thus transferred (except a transfer pursuant to Rule l44) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to insure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

            8. Additional Liquidity Rights. The Company agrees that it will promptly provide the Holder with at least 20 business days' notice of the terms and conditions of any proposed transaction pursuant to which the Company would
(i) sell, lease, exchange, convey or otherwise dispose of all or substantially all of this property or business, or (ii) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary of the Company), or effect and transaction (including a merger or other reorganization) or series of related transacted, in which more than 50% of the voting power of the Company is disposed of.

            9. Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

            10. Rights as Shareholders; Information. No Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the Holder such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders.

            11. Representations and Warranties. The Company represents and warrants to the Holder as follows:

                 (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

                 (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non assessable;

                 (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Company's Certificate of Incorporation, as amended, a true and complete copy of which has been delivered to the original Holder; and

                 (d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Restated Certificate of Incorporation or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and, except for consents that have already been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.

           12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

           13. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

           14. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the Holder but at the Company's expense, acknowledge in writing its continuing obligation to the Holder hereof in respect of any rights (including, without limitation, any right to information and the repurchase obligation of the Company) to which the Holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided that the failure of the Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.

           15. Lost Warrants or Stock Certificates. The Company covenants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company (provided that, in the case of a regulated financial institution having admitted assets in excess of One Billion Dollars, a letter of indemnity by such institution shall be deemed satisfactory), or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

           16. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

           17. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of Delaware, without regard to principles of conflicts of law.

                                             APACHE MEDICAL SYSTEMS, INC.

                                             By: /s/ Brion D. Umidi
                                                -------------------------------
                                                     Brion D. Umidi

                                             Title: Vice President
                                                   ----------------------------


Dated: February 27, l995

                                   EXHIBIT A

                               NOTICE OF EXERCISE


To:       APACHE MEDICAL SYSTEMS, INC.

                 (1) The undersigned hereby elects to purchase         shares
of Common Stock of APACHE MEDICAL SYSTEMS, INC. pursuant to the terms of the attached Warrant, and (unless such election is being made pursuant to Section l(b) of such Warrant) tenders herewith payment of the purchase price for such shares in full.

                 (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Series E Preferred Stock or Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

                 (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                                  ------------------------------
                                             (Name)



                                  ------------------------------
                                             (Name)

                   (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:



                                                  ------------------------------
                                                                    (Name)

                                                  ------------------------------
                                                                    (Address)


                                                  ------------------------------
                                                                    (Signature)


                                                  ------------------------------
                                                                    (Date)

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.


                                PROMISSORY NOTE


$250,000.00
                                                             February 23, 1995
                                                              McLean, Virginia


            FOR VALUE RECEIVED, APACHE MEDICAL SYSTEMS, INC., a Delaware corporation (the "Maker"), promises to pay to the order of Benefit Capital Management Corporation, as Investment Manager for The Prudential Insurance Co. of America, Separate Account Number VCA-GA-5298 ("Holder"), the principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00), without interest thereon. Principal hereunder shall be due and payable on demand on December 31, 1996.

            Payment shall be made in lawful tender of the United States. Prepayment of principal may be made at any time without notice, premium or penalty.

            The entire unpaid principal sum of this Note shall be due and payable at any time without any demand, immediately upon the insolvency of the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of fifteen (15) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Maker.

            This Note is issued pursuant to a Loan Agreement dated as of the date hereof between the Maker and the Holder (the "Loan Agreement"). Additional rights of the Holder of this Note, including without limitation certain conversion rights with respect to this Note, are set forth in the Loan Agreement.

                 If action is instituted to collect this Note, the Maker promises to pay all costs and expenses, including attorneys' fees and expenses, incurred in connection with such action.

           The Maker hereby waives notice of default, presentment or demand for payment, except as set forth in the first paragraph hereof, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

           This Note shall be construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law.


                                          APACHE MEDICAL SYSTEMS, INC.


                                          By: /s/ BRION D. UMIDI
                                             ------------------------------
                                             Name: Brion D. Umidi
                                             Title: Vice President





                                      -2-